Exhibit 99.1

PROSPECTOR CAPITAL CORP.

ANNOUNCES EXTRAORDINARY GENERAL MEETING DATE

TO APPROVE PROPOSED BUSINESS COMBINATION

WITH LEDDARTECH

Extraordinary General Meeting Scheduled for December 13, 2023

NEW YORK--(BUSINESS WIRE) -- Prospector Capital Corp. (“Prospector”) (Nasdaq: PRSRU, PRSR and PRSRW) announced that it will hold an Extraordinary General Meeting of its shareholders on December 13, 2023 at 10:00 am ET to, among other things, approve the proposed business combination (the “Business Combination”) with LeddarTech Inc., a corporation existing under the laws of Canada (“LeddarTech”), and LeddarTech Holdings Inc., a company incorporated under the laws of Canada and a wholly owned subsidiary of LeddarTech (“Newco”). The Extraordinary General Meeting will be held at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020 and virtually, at https://www.cstproxy.com/prospectorcapital/egm2023.

Holders of Class A ordinary shares of Prospector (the “Prospector Class A Shares”) may redeem their Prospector Class A Shares included in the units sold in Prospector’s initial public offering (the “public shares”) for cash if the Business Combination is consummated. Holders of public shares or units who wish to exercise their redemption rights must (i) if they hold their public shares through units, elect to separate their units into the underlying public shares and warrants and (ii) prior to 5:00 p.m., Eastern time, on December 12, 2023 (one business day prior to the scheduled date of the Extraordinary General Meeting), (a) submit a written request to Continental Stock Transfer & Trust Company, Prospector’s transfer agent (the “Transfer Agent”), that Prospector redeem their public shares for cash and (b) deliver their public shares to the Transfer Agent physically or electronically using the DTC’s DWAC (Deposit and Withdrawal at Custodian). Any holder of public shares will be entitled to demand that such holder’s public shares be redeemed for a full pro rata portion of the amount then in Prospector’s trust account (the “Trust Account”), including interest earned on the Trust Account and not previously released to Prospector to pay its taxes (which, for illustrative purposes, was approximately $23.9 million, or $10.90 per public share, as of November 24, 2023). Such amount, less any owed but unpaid taxes on the funds in the Trust Account, will be paid promptly upon consummation of the Business Combination. Each of our public shareholders will be entitled to receive one additional Prospector Class A Share for each Prospector Class A Share they elect to not redeem in connection with the closing of the Business Combination. A definitive proxy statement/prospectus will be provided and will be publicly available at www.sec.gov once the Registration Statement on Form F-4 (the “Registration Statement”) of which it forms a part is declared effective. YOU ARE URGED TO PROMPTLY CONTACT YOUR BROKER OR OTHER CUSTODIAN THROUGH WHOM YOU MAY OWN PUBLIC SHARES OR UNITS IF YOU WISH TO REDEEM YOUR PROSPECTOR CLASS A SHARES. HOWEVER, YOU MAY NOT VOTE OR REDEEM YOUR PROSPECTOR CLASS A SHARES UNTIL YOU RECEIVE THE DEFINITIVE PROXY STATEMENT.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the deadline for submitting redemption requests and thereafter, with Prospector’s consent, until the closing of the Business Combination. If a holder delivers their public shares for redemption to the Transfer Agent and later decides to withdraw such request prior to the deadline for submitting redemption requests, the holder may request that the Transfer Agent return the shares (physically or electronically).

Any corrected or changed written demand of redemption rights must be received by the Transfer Agent prior to the vote taken on the proposal to approve the Business Combination at the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to the Transfer Agent prior to the deadline for submitting redemption requests.

The closing of the Business Combination is subject to approval by Prospector’s shareholders and the satisfaction of other customary closing conditions and is expected to close as soon as practicable following the Extraordinary General Meeting.

Additional Information about the Business Combination and Where to Find It

In connection with the Business Combination, Prospector, LeddarTech and Newco have prepared, and Newco has filed with the U.S. Securities and Exchange Commission (“SEC”), the Registration Statement, which includes a proxy statement/prospectus. Prospector will mail a definitive proxy statement/prospectus to its shareholders once the Registration Statement is declared effective, and file other documents regarding the Business Combination with the SEC. This press release is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents Prospector or Newco may file with the SEC in connection with the Business Combination. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS OR SUPPLEMENTS TO THE REGISTRATION STATEMENT OR DEFINITIVE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED BY PROSPECTOR OR NEWCO WITH THE SEC IN CONNECTION WITH THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the Registration Statement and other documents filed with the SEC by Prospector or Newco through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Prospector, LeddarTech and Newco, and certain of their respective directors, executive officers and employees, may be deemed to be participants in the solicitation of proxies in connection with the Business Combination. Information about the directors and executive officers of Prospector can be found in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Business Combination, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and other relevant materials when they are filed with the SEC. These documents can be obtained free of charge from the source indicated above.

Caution Concerning Forward Looking Statements

Certain statements contained in this Form 8-K may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Business Combination involving Prospector, LeddarTech and Newco, and the ability to consummate the Business Combination. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely”, “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the Business Combination are not satisfied, including the failure to timely or at all obtain shareholder approval for the Business Combination or the failure to timely or at all obtain any required regulatory clearances, including under the HSR Act or of the Superior Court of Québec; (ii) uncertainties as to the timing of the consummation of the Business Combination and the ability of each of Prospector, LeddarTech and Newco to consummate the Business Combination; (iii) the possibility that other anticipated benefits of the Business Combination will not be realized, and the anticipated tax treatment of the Business Combination; (iv) the occurrence of any event that could give rise to termination of the Business Combination; (v) the risk that shareholder litigation in connection with the Business Combination or other settlements or investigations may affect the timing or occurrence of the Business Combination or result in significant costs of defense, indemnification and liability; (vi) changes in general economic and/or industry specific conditions; (vii) possible disruptions from the Business Combination that could harm LeddarTech’s business; (viii) the ability of LeddarTech to retain, attract and hire key personnel; (ix) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the Business Combination; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Business Combination that could affect LeddarTech’s financial performance; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and any epidemic, pandemic or disease outbreak (including COVID-19), as well as management’s response to any of the aforementioned factors; and (xiii) other risk factors as detailed from time to time in Prospector’s reports filed with the SEC, including Prospector’s Annual Report on Form 10-K, periodic Quarterly Reports on Form 10-Q, periodic Current Reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive. Neither Prospector nor LeddarTech can give any assurance that the conditions to the Business Combination will be satisfied. Except as required by applicable law, neither Prospector nor LeddarTech undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

About Prospector Capital Corp.

Prospector is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses with a focus on companies with advanced and highly differentiated solutions for the technology sector. The company is led by a team of experienced investors and executives focused on identifying and investing in high-growth companies with strong management teams and attractive market opportunities. Prospector’s securities are traded on Nasdaq under the ticker symbols “PRSR”, “PRSRU” and “PRSRW”.

About LeddarTech

A global software company founded in 2007 and headquartered in Quebec City with additional R&D centers in Montreal, Toronto and Tel Aviv, Israel, LeddarTech develops and provides comprehensive AI-based low-level sensor fusion and perception software solutions that enable the deployment of ADAS and autonomous driving (AD) applications. LeddarTech’s automotive-grade software applies advanced AI and computer vision algorithms to generate accurate 3D models of the environment to achieve better decision making and safer navigation. This high-performance, scalable, cost-effective technology is available to OEMs and Tier 1-2 suppliers to efficiently implement automotive and off-road vehicle ADAS solutions.

LeddarTech is responsible for several remote-sensing innovations, with over 150 patent applications (80 granted) that enhance ADAS and AD capabilities. Better awareness around the vehicle is critical in making global mobility safer, more efficient, sustainable and affordable: this is what drives LeddarTech to seek to become the most widely adopted sensor fusion and perception software solution.

Additional information about LeddarTech is accessible at www.leddartech.com and on LinkedIn, Twitter, Facebook and YouTube.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Prospector or the combined entity, a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Investor Relations Contact:

Kevin Hunt

ICR Inc.

Kevin.Hunt@icrinc.com

MEDIA CONTACT:

Dan Brennan

ICR Inc.

Dan.Brennan@icrinc.com

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